UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

ALLOVIR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39409	83-1971007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

AlloVir, Inc.

1100 Winter Street Waltham, Massachusetts 02451
(Address of principal executive offices, including zip code)

(617) 433-2605

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALVR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2024, the board of directors (the “Board”) of AlloVir, Inc. (the “Company”), upon the recommendation of the compensation committee of the Board, approved potential cash bonus payments of $100,000 to each of Diana Brainard, the Company’s Chief Executive Officer, Vikas Sinha, the Company’s President and Chief Financial Officer, and Edward Miller, the Company’s General Counsel and Secretary (the “Transaction Bonuses”). Dr. Brainard and Mr. Sinha each abstained on the Board’s decision to approve their respective Transaction Bonus. The achievement and payment of the Transaction Bonuses are contingent upon the Board’s execution of a definitive agreement during fiscal year 2024 for a change of control transaction, the criteria of which is to be determined by the Board (the “Strategic Transaction”), and continued employment with the Company through the consummation of the Strategic Transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AlloVir, Inc.

Date: June 3, 2024	By:	/s/ Edward Miller
Name: Edward Miller
Title: General Counsel